INDUSTRIAL LEASE


         THIS LEASE is made, entered into and effective as of December 1, 2000, by and between BENGREEN, L.L.C., an Oregon limited liability company, with its address at 1022 SW Salmon Street, Suite 450, Portland, Oregon 97205 ("Landlord"), and INTEL CORPORATION a Delaware Corporation, with its address at 2200 Mission College Blvd., Santa Clara, CA 95052 ("Tenant").

1.  PREMISES AND TERM

         a. Premises. In consideration of the covenants and agreements herein contained, Landlord does hereby lease, let and demise unto Tenant and Tenant leases from Landlord, the space depicted on Exhibit "A" attached hereto (the "Premises"), which contains 39,355 square feet, and which is located in Building C, (the "Building"), all of which is in the Ronler Corporate Center (the "Park") in Hillsboro, Oregon, which is legally described in Exhibit "B," attached hereto. Tenant's Premises represent approximately twenty-five (25) percent of the total existing square footage of 157,388 square feet within the Park. This percentage shall be adjusted from time to time if more square footage is constructed at the Park, and the percentage shall be computed by dividing the square footage of the Premises by the total rentable square footage contained in the Park, as determined by Landlord at its cost, using NAIOP standards. The resulting percentage shall, upon written notice to Tenant, be used as Tenant's proportionate share in determining Tenant's share of taxes, insurance, assessments and operating expenses of the Park. Landlord reserves the right from time to time to add to the real property which comprises the Park to include one or more adjacent parcels. In the event that the inclusion of such additional real property results in an increase of the total square footage of the Park, Tenant's percentage shall be adjusted accordingly. Tenant shall have the right to use, in common with others, the common areas of the Park.

         b. Possession. Landlord has completed the Landlord's Improvements, as shown on Exhibit "C." Landlord shall deliver, and Tenant shall accept, the Premises, upon the date that both Tenant and Landlord have executed this Lease and Tenant has paid the first month of Base Monthly Rent. Landlord warrants that as of the date of delivery of possession, the Premises will have been constructed in accordance with all applicable recorded covenants, conditions and restrictions and all applicable zoning, municipal, county, state and federal laws, codes, ordinances and regulations (including ADA), governing and regulating the development of the Park, construction of the Building and construction of other improvements to the Park.

         c. Term. Landlord leases the Premises to Tenant for a term of eighty four (84) months, commencing on March 1, 2001, ( the "Commencement Date"), and continuing through the end of the eighty-fourth full calendar month after the Commencement Date, February 29, 2008 ("Lease Term"). Notwithstanding the foregoing, provided that Tenant is not then in default of this Lease, Tenant may terminate this Lease as of February 28, 2006, by giving Landlord written notice on or before September 1, 2005 that Tenant will terminate the Lease, and paying Landlord the sum of One Hundred One Thousand Seven Hundred Twenty-Nine Dollars and Twenty Cents ($101,729.20), which sum shall be paid to Landlord at the same time that Tenant gives Landlord written notice of the exercise of its right to terminate the Lease. In the event that Tenant fails to give Landlord timely notice and make the payment on or before September 1, 2005, Tenant's right to terminate the Lease shall lapse and be of no further effect. Notwithstanding the foregoing, in consideration of the additional Base Monthly Rent to be paid, in the event that Tenant exercises its right hereunder to the assign the Lease to Convera, as allowed by Section 12 below, then the Lease Term shall terminate at the end of the sixtieth full calendar month after the Commencement Date, February 28,2006. Both Intel Corporation and Convera shall have the right to exercise the Option to Renew as set out in the Addendum at the end of their respective Lease Terms; provided however, if at the end of Convera's shortened Lease Term, Convera does not elect to exercise the Option to Renew; and provided the Lease is not then in default, Landlord will allow Convera to assign the Lease back to Intel Corporation for the remainder of what would have been Intel Corporation's original Lease Term. The Base Monthly Rent for the remainder of the Lease Term will then revert back to the lesser dollar value per square foot and shall be $44,081.30 per month, commencing March 1, 2007 and shall increase, as set out in the Basic Lease Information in accordance with the established rent for Intel Corporation. Intel Corporation and Convera must notify Landlord on or before September 1, 2005, whether Convera will exercise the Option to Renew, assign the Lease to Intel Corporation, or surrender the Premises in accordance with the provisions of the Lease on February 28, 2006.

2.  BASE RENT AND SECURITY DEPOSIT

         a. Base Rent. Tenant agrees to pay to Landlord Base Rent for the Premises, in advance, without demand, deduction, or set off, for the entire Lease Term hereof, in monthly installments payable on the first day of each calendar month, as set forth in the Basic Lease Information. First month's Base Rent is due within five (5) days of receipt of a fully executed lease by Tenant. In the event that Intel Corporation assigns this Lease to Convera, Base Monthly Rent shall increase, as of the date of the assignment, to the amount of Base Monthly Rent established for Convera for the year of the Lease Term in which the Lease is assigned, as shown on the schedule of rent for Convera in the Basic Lease Information.

         b. Security Deposit. In the event that the Lease is assigned to Convera, the following provisions shall apply: Tenant agrees to deposit with Landlord a security deposit in the amount specified in the Basic Lease Information as security for the performance of Tenant's covenants and obligations under this Lease, it being expressly understood and agreed that such deposit is not an advance rental deposit, not the last month's rent, nor a measure of Landlord's damage in the event of Tenant's default. If Tenant shall at any time fail to make any payment or fail to keep or perform any term, covenant, or condition on Tenant's part to be made or performed or kept under this Lease, Landlord may, but shall not be obligated to, and without waiving or releasing Tenant from any obligation under this Lease, apply the whole or any part of the Security Deposit (a) to the extent of any sum due to Landlord; or
(b) to make any required payment on Tenant's behalf; or (c) to compensate Landlord for any loss, damage, attorneys' fees, or expense sustained by Landlord due to Tenant's default. In such event, Tenant shall, within five (5) days of written demand by Landlord, remit to Landlord sufficient funds to restore the Security Deposit to its original sum. Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. Should Tenant comply with all of the terms, covenants, and conditions of this Lease, and at the end of the Lease Term leave the Premises in the condition required by this Lease, then the Security Deposit, less any sums owing to Landlord, shall be returned to Tenant (or, at Landlord's option to the last assignee of Tenant's interests hereunder) within 30 days after the termination of this Lease and vacancy of the Premises by Tenant.

         c. Net Lease. This lease is intended to be a net lease, so that Tenant shall pay all the costs associated with the Premises which are specifically set out in this Lease, in addition to Base Rent. For purposes of the United States Bankruptcy Code, all amounts payable by Tenant hereunder to Landlord or any other party shall be rent.

3. USE. The Premises shall be used and occupied only for the uses set out in the Basic Lease Information and for no other purpose without prior written approval of Landlord, which approval shall not be unreasonably withheld, delayed or conditioned. In connection with its use of the Premises and after commencement of the Lease, Tenant shall, at Tenant's expense, comply with all applicable laws, ordinances, and regulations of any public authority, including, but not limited to, those requiring alterations of the Premises because of Tenant's specific use; shall create no nuisance nor allow any objectionable liquid, odor, or noise to be emitted from the Premises, shall store no gasoline or other highly combustible materials on the Premises which would violate any applicable fire code or regulation nor conduct any operation that will increase Landlord's fire insurance rates for the Premises, unless Tenant pays the increased cost thereof. Landlord hereby confirms that Tenant's use as described in this Lease conforms with all rules and regulations. Tenant shall not store, use or deposit, or cause to be stored, used or deposited, on the Premises or anywhere in the Building, any environmentally hazardous or potentially environmental hazardous materials or substance, except those ordinarily used in offices, and in accordance with all applicable laws, rules, regulations, etc., and shall not overload the floors or electrical circuits of the Premises or the Building. Landlord shall have the right to approve, such approval not to be unreasonably withheld, delayed or conditioned, the installation of any power-driven machinery by Tenant and may select a qualified electrician whose opinion will control regarding electrical installations, an architect or engineer whose opinion will control regarding floor loads, and a certified industrial hygienist to evaluate materials to be used or stored in the Building or on the Premises.

 4. SIGNS. Tenant may erect a sign on the exterior of the Building stating its name, business, and product after first securing Landlord's written approval, not to be unreasonably withheld, delayed or conditioned, of the size, color, design, wording, and location, and all necessary governmental approvals. Landlord shall have no obligation to approve any sign which differs in style, size, color, design, or location from Landlord's standards or plans for the Park's exterior signage (Exhibit E). All signs installed by Tenant shall be removed upon termination of this Lease, with the sign location restored to its former state. Tenant shall be responsible, at Tenant's sole cost and expense, to maintain the appearance of all of Tenant's signs. If Tenant fails to maintain any of Tenant's signs, Landlord may, upon ten (10) days written notice to Tenant, and provided Tenant has not diligently started to repair Tenant's sign, make required repairs or replace such signs, and Tenant shall promptly reimburse Landlord for the expense of the repairs or replacements. Window signs and awning will not be permitted.

5. REPAIRS AND ALTERATIONS.

         a. Repairs. Tenant shall, at its own expense, from and after the Commencement Date, repair, replace and maintain in good and tenantable condition the Premises and every part thereof (except that portion of the Premises to be maintained or replaced by Landlord as herein provided and items under warranty) and including without limitation, the utility meters, pipes and conduits contained in the Premises, all systems and all fixtures exclusively serving the Premises and other equipment therein, including any equipment or other items installed by Tenant which are part of said systems, the storefronts, all signs, locks and closing devices, and all window sash, casement or frames, door and door frames, floor coverings, and all such items of repair, maintenance, alteration and improvement as may at any time or from time to time be required by any governmental agency having jurisdiction thereof and that are the responsibility of Tenant under this Lease. Maintenance of all glass, both exterior and interior, is the sole responsibility of Tenant, and any glass broken shall be promptly replaced by Tenant. Tenant shall maintain the water, sewer and other utility connections from the point of entry into the Premises. In no event shall Tenant be responsible to repair any damage to the Premises caused by Landlord, its agents, contractors, employees or invitees. All such damage shall be promptly repaired by Landlord at its sole cost and expense. Tenant shall also repair any damage to any area of the Premises or the Building caused by Tenant's installation of Tenant's Improvements and shall be responsible for the maintenance, repair and replacement of any structural elements of the Building which are added to the Building as part of Tenant's Improvements or later alterations, and the repair and replacement of those elements shall not be the responsibility of Landlord under this Lease.

         b. Alterations. Tenant shall make no structural alterations, additions or improvements to the Premises, or add any lighting to the exterior of the Building, without Landlord's prior written approval, which approval shall not be unreasonably withheld or conditioned; provided however, that Landlord may withhold its approval in its sole and absolute discretion to a request from Tenant to any change of color of the exterior of the Building. Subject to the preceding sentence, Landlord shall review and approve in writing such drawings and plans submitted to Landlord for its approval within fifteen (15) days of submittal by Tenant. Failure of Landlord to either approve such plans and drawings, or to provide Tenant with Landlord's objections thereto, within five
(5) days after written notice from Tenant that Tenant has not received any response to its submittal, shall be deemed approval of the plans and drawings as submitted. Notwithstanding the foregoing, Tenant may make non-structural alterations or improvements (as long as such improvements do not effect the exterior of Building) which do not require a building permit, and the total hard costs of which are less than $50,000.00 per occurrence. Prior to commencing any construction, Tenant shall obtain a valid building permit issued by the appropriate governmental agency. Upon termination of this Lease, any such structural alterations, and any additions, or improvements, including, without limitation, all electrical, lighting, plumbing, heating and air-conditioning equipment, doors, windows, partitions, drapery, carpeting, shelving, counters, and physically attached fixtures, but excluding Tenant's trade fixtures and affixed personal property, which are listed on the attached Exhibit I, shall at once become part of the realty upon which the Premises are located and belong to Landlord unless the terms of the Lease provide otherwise; or unless Landlord requests that certain of the structural additions, or alterations or improvements installed by Tenant be removed; provided however, that Tenant shall not be required to remove any dropped ceilings, carpeting, ductwork, electrical wiring and plumbing, HVAC systems, restrooms or interior floor-to-ceiling walls. In such case, Tenant shall, at Tenant's sole cost and expense, promptly remove the specified structural additions, alterations, or improvements and repair and restore the affected portion of the Premises and Building to its or their original condition, including restoration of the Building to its original configuration and restoration of existing parking spaces removed by Tenant, reasonable wear and tear excepted. Exhibit I shall be amended from time to time to add any items which Tenant installs and which Landlord may request Tenant to remove in accordance with the provisions of this Section 5(b). Tenant shall give Landlord notice of its installation of such items within sixty (60) days of the installation thereof, and Exhibit I shall then be amended to include such additional items added to the Premises by Tenant, and Tenant and Landlord shall initial any such changes to Exhibit I. Landlord shall not unreasonably withhold consent to any additions to Exhibit I. During construction of any improvements by Tenant, Tenant shall provide all security for its materials, offices, staging and construction parking areas, etc. Landlord shall have no responsibility for any of such items. Tenant shall also be responsible for maintaining a safe construction area at the Park and offsite as well, including without limitation, keeping all public and private roadways and parking areas clean and safe; provided however that Tenant shall only have the obligation to perform clean up of those portions of public or private roadways and parking which have been affected by Tenant's activities. Tenant may remove any items of its personal property and equipment which are not affixed to the Premises from time to time during the Lease Term and any Option Term.

6. UTILITIES. Tenant shall pay, when due, all charges for electricity, natural gas, water, garbage collection, janitorial service, sewer, and all other utilities of any kind furnished to the Premises starting upon the date that Landlord delivers possession of the Premises to Tenant in accordance with
Section 1(b) above and during the Lease Term, including any free rental period of this Lease Term; provided however that Tenant shall not pay for any janitorial service until Tenant takes occupancy of the Premises. Landlord shall have no liability resulting from any interruption of utility services, unless caused by the negligence of Landlord or its contractors. Tenant shall control the temperature in the Premises to prevent freezing of the sprinkler system and plumbing. Tenant shall be responsible to promptly repair or replace, at Tenant's own sole cost and expense, any parts of the sprinkler system or plumbing within the Premises damaged by freezing or any other event, excluding acts of God, negligence of Landlord or items under warranty.

7.  OPERATING EXPENSES

         a. Taxes. Tenant shall pay its proportionate share of any and all real property taxes, regular and special assessments, license fees and other charges of any kind and nature whatsoever, payable by Landlord as a result of any public or quasi-public authority, or ,assessment or imposition against, or arising out of, Landlord's interest in the Park, together with the buildings and the grounds, parking areas, driveways, roads, and alley around the Building and the Premises, or any part thereof. Tenant shall not however, be obligated to pay (a) any tax based upon Landlord's net income, (b) any inheritance, estate, franchise, transfer, gift, or excess profits tax, or (c) any assessments which are not specifically noted as real estate taxes, unless such tax is a substitute for, or in lieu of, real and personal property taxes. During each month of the Lease Term at the same time and in the same manner as the payment of Monthly Base Rent, Tenant shall make a monthly escrow deposit with Landlord (the "Monthly Tax Payment") equal to 1/12 of its proportionate share of the charges which will be due and payable for that particular year, which shall include Tenant's share of the taxes. The charges are subject to adjustment after the end of the year on the basis of the actual cost for such year.

         b. Monthly Operating Expenses. Tenant shall pay its proportionate share of the operating expenses of the Park. The amounts charged to Tenant hereunder shall include all reasonable usual and necessary costs of operating, repairing and maintaining the Premises and the Park, and any common areas including, but not limited to, common area entry, the cost of all utilities or services not paid directly by Tenant, security, management fees, compliance with applicable laws, rules, regulations, etc. of any agency or governmental authority having jurisdiction, insurance premiums which Landlord maintains under this Lease, maintenance and repair of landscaping and HVAC units, maintenance, repair and resurfacing of parking areas and maintenance and repair of any other common facilities and repairs and replacements of the roof membrane; provided that the cost of any replacement of the roof membrane shall be amortized and charged as an Operating Expense over its useful life and painting of exterior walls of the Park buildings During each month of the Lease Term at the same time and in the same manner as the payment of monthly Base Rent, Tenant shall pay the Monthly Operating Expense Payment equal to 1/12 of its proportionate share of the charges which will be due and payable for that particular year.

         c. Prorations. Tenants proportionate share is stated in Section 1 of this lease. Tenant's obligation to pay the amounts specified in this Section 7 shall commence on March 1, 2001.

         d. Reconciliations. Tenant's Operating Expense, Tax and Insurance Payments shall be reconciled annually within 120 days of the end of each calendar year. If Tenant's total Operating Expense, Tax and Insurance Payments, which have been paid, are more than Tenant's actual proportionate share, Landlord shall refund the excess to Tenant within thirty (30) days. If Tenant's total Operating Expense, Tax and Insurance payments, which have been paid, are less than Tenant's actual proportionate share, Tenant shall reimburse Landlord within thirty (30) days of delivery of notice.

          e. Exclusions. Notwithstanding subsections 7a and 7b above, the following shall not be charged to Tenant pursuant to subsections 7a and 7b:

         All costs associated with the operation of the business or the Ownership of the entity which constitutes "Landlord", as distinguished from the costs of Building operations, including, but not limited to, costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be an issue), costs of selling, syndicating, financing, mortgaging, or hypothecating any of the Landlord's interest in the Building and/or Common Area, costs of any disputes between Landlord and its employees, costs of disputes of Landlord with building management, or costs paid in connection with disputes with Tenant or any other tenants;
         All costs (including permit, license, and inspection fees) incurred in renovating or otherwise improving or decorating, painting, or redecorating space for tenants or other occupancy or in renovating or redecorating vacant space, including the costs of alterations or improvements to the Premises or the premises of any other tenant or occupant of the Building (including buildings to be constructed) the Park or its common area, except as allowed elsewhere in this Lease;
         Any cash or other consideration paid by Landlord on account of, with respect to, or in lieu of, the tenant improvement work or alterations described in clause (2) above; Costs incurred by Landlord in connection with the construction of the Building or other buildings to be constructed in the Park, the correction of defects in construction of the Building or other buildings in the Park, the discharge of Landlord's obligations under the work letter attached to any lease;
         Any costs of any services sold or provided to tenants or other occupants or third parties for which Landlord is entitled to be reimbursed by such tenants or other occupants or third parties not as Operating Expenses, but as an additional charge or rental over and above the basic rent (and escalations thereof) paid by such specific tenant, occupant or third party;
         Depreciation and amortization of the Building or other buildings to be constructed in the Park; Costs incurred due to violation by Landlord or any tenant of the terms and conditions of any lease; Payments in respect to overhead or profit to subsidiaries or affiliates of Landlord; Interest on debt or amortization payments on any mortgages or deeds of trust or any other debt service or instrument encumbering the Building or the Park;
         Wages, salaries and other compensation paid to any executive employee of Landlord or Landlord's manager above the grade of building manager;
         Any cost or expense related to removal, cleaning, abatement, or remediation of Hazardous Material in or about the Building/Park or real property, including without limitation, hazardous substances in the ground water or soil, unless required in the ordinary course, e.g. the cost of filtering of storm water or removing vehicle residue from parking lots;
         Any compensation paid to clerks, attendants, concierges, or other persons working in or managing commercial concessions operated by Landlord or Landlord's managing agent;
         Advertising and promotional costs;
         Leasing commissions, attorney fees, cost and disbursements, and other expenses incurred in connection with negotiations or disputes with tenants or other occupants or prospective tenants or other occupants, or associated with the enforcement of any leases or the defense of Landlord's title to, or interest in, the Building or Park or any part thereof or common area or any part thereof;
         "Takeover" expenses, including but not limited to the expenses incurred by Landlord with respect to the improvement and re-lease of space located in another building;
         Landlord's gross receipts (which shall not include any rental tax), personal and corporate income taxes, inheritance and estate taxes, and other business and assessments, franchise, gift and transfer taxes, unless in lieu of, and comparable to, existing real estate taxes;
         Any real estate taxes payable by Tenant or any other tenant in the Building under the applicable provisions in their respective leases;
         To the extent Landlord is reimbursed, the costs of repair or replacements for any item covered by a warranty; Repairs or other work occasioned by fire, windstorm or other casualty of an insurable nature or by the exercise of eminent domain or any expenditures for which Landlord is reimbursed from any source;
         Costs of any initial "tap fees" or any sewer or water connection fees of the Building or additional buildings constructed in the Park;
         Costs associated with the installation of any signage associated with the Building (including additional buildings constructed in the Park) or its tenants;
         Any fines, costs, penalties, or interest resulting from the negligence or willful misconduct of the Landlord or its agents, contractors, or employees;
         Rental payments and any related costs pursuant to any ground lease of land underlying all or any portion of the Building, Park and common area, including acquisition costs and land purchase costs;
         Any costs, fees, dues, contributions or similar expenses for political, charitable, or similar organizations; Any rental and any associated costs, either actual or not, for the Landlord's or Landlord's managers management or leasing offices;
         Any bad debt loss, rent loss, or reserves for bad debt or rent loss; Costs for sculpture, paintings, or other objects of art;
         Costs incurred in connection with the original construction of the Building (or other buildings to be constructed in the Park) or with any major changes to same, including but not limited to additions or deletions of floors;
         Unless specifically allowed by this Lease, costs incurred by Landlord for alterations or improvements which are considered capital improvements or replacements under the Internal Revenue Code and generally accepted accounting principles, except where such capital improvement or replacement results in a net reduction in Operating Expenses after the cost of the improvement or replacement is amortized and charged over the useful life of the improvement or replacement ;
         Expenses in connection with services or other benefits which are not offered to Tenant, but which are provided to another tenant or occupant of the Park or services or benefits for which Tenant is charged and which are paid directly by Tenant;
         Financing costs, including but not limited to points, commitment fees and legal fees;
         Management fees in excess of three percent (3%) of base rent per year for the Initial Term and four (4%) percent for any Option Term;
         Insurance premiums to the extent any other tenant causes landlord's existing insurance premiums to increase or requires Landlord to purchase additional insurance;
         Costs incurred during initial construction of the Park to make the Park comply with the American with Disabilities Act or statutes, laws, regulation or other legislation of similar import, thereafter such costs may be included as Operating Expenses if incurred in the ordinary course of operating the Park
         Rentals and other related expenses incurred in leasing; and Structural repairs to the exterior walls, roof and foundation, but repairs to the roof membranes may be included.

         f. Audit Rights. Tenant shall have the right, within six (6) months of receipt by Tenant of the Landlord's reconciliation of Operating Expenses, Taxes and Insurance for any calendar year, upon reasonable advance notice, to inspect and make copies of the books and records of Landlord as they pertain to the computation of Operating Expenses, Taxes and Insurance for the preceding calendar year, after which Tenant's right to inspect and make copies of such records for that year, or to ask for a reconciliation for such year, shall lapse. If Tenant, subsequent to such inspection, believes that Landlord's computation is in error, Tenant shall so advise Landlord in writing, within thirty (30) days of Tenant's inspection, and such notice shall set forth, to the extent then known, the basis of Tenant's belief. Landlord and Tenant shall, in the thirty (30) days following such notice, use their good faith efforts to resolve any differences; provided however, that if, despite their good faith efforts, Landlord and Tenant cannot agree, the matter shall be submitted to a firm of certified public accountants, independent of and mutually agreeable to Landlord and Tenant, whose decision shall be binding on Landlord and Tenant. The cost of such certified public accountant shall be borne by the non-prevailing party.

8. PARKING AND STORAGE AREAS

       a. Parking. Tenant shall have the right to use the parking spaces around the Building along with the other tenants of the Building. Under no circumstances shall trucks serving the Premises be permitted to block streets. Parking spaces around the Building shall be limited to vehicles no larger than standard size automobiles or pickup utility vehicles, and Tenant shall not park larger trucks or other large vehicles except in areas designed by Landlord for "loading" or "truck parking."

       b. Storage. Outside storage, including without limitation, trucks and other vehicles, is prohibited without Landlord's prior written consent, which consent may be withheld or conditioned as Landlord may deem appropriate in Landlord's sole discretion. Tenant shall not store any materials, supplies, or equipment outside in any unapproved or unscreened area. Trash and garbage receptacles shall be stored in designated areas and shall be kept covered at all times.

9. TENANT RESPONSIBILITIES

       a. Prohibition Against Liens. Tenant shall not allow any liens to attach to the Premises, Building or the Park. In the event that any such prohibited lien is filed due to the action or inaction of Tenant, Tenant agrees to indemnify, defend and hold Landlord harmless for, from and against and any and all liability, loss, damage, costs, attorneys fees and any other expenses on account of such lien; and in the event that any such lien is filed, Tenant shall remove such lien in accordance with the provisions of ORS 87.076 et seq. within fifteen (15) days of the filing of such lien. In the event that Tenant fails to remove said lien as required herein, Landlord may do so, at its option, and charge all reasonable costs to Tenant, plus interest at the rate of 12% per annum. Any such action taken by Landlord shall not be a waiver of any of Landlord's rights under this Lease on account of Tenant's default. Landlord and its representatives shall have the right to go upon and inspect the Premises at all times with reasonable advance notice, except in the case of emergency when no notice shall be required, and shall have the right to post and keep posted thereon notices of non-responsibility.

       b. Insurance.  Tenant shall carry the following insurance:

                  (1) Commercial general liability insurance, with coverage for premises/operations, products/completed operations, contractual liability covering Tenant's indemnification obligations under this Lease, including the costs of defense for Landlord, and advertising liability, and all construction activities of Tenant; (2) Property damage insurance for Tenant's systems, all improvements installed by Tenant and fixtures and personal property at the Premises; (3) Business Interruption Insurance for at least twelve months; (4) Workers' Compensation Insurance and Employer's Liability Insurance with a limit not less than the amount required by law; and
with limits of not less than One Million Dollars ($1,000,000.00) for injury to one person in one occurrence, Two Million Dollars ($2,000,000.00) for injuries to more than one person in one occurrence, and Five Hundred Thousand Dollars ($500,000.00) for property damage. Such insurance shall be evidenced by certificates of insurance, which shall be delivered to Landlord upon execution of the Lease by Landlord and Tenant, and shall include a provision that the coverage will not be canceled or materially altered without thirty (30) days' advance written notice to Landlord. Landlord and Landlord's lender(s) shall be named as additional insureds on such policies. The commercial general liability policy shall insure on an occurrence and not a claims-made basis. The policies shall be written with insurers qualified to do business in the state of Oregon, carrying a financial rating by A.M. Best Reports of A or better. The limits of the coverage under such policy shall not be deemed to limit the liability of Tenant under this Lease. All polices of insurance carried by Tenant shall be primary and non-contributing with any insurance of Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed in excess of Tenant's policies). Landlord reserves the right to change Tenant's insurance requirements hereunder, from time to time, if reasonably necessary, to reflect changes which may occur in the insurance industry in how policies and endorsements are written.

     c. Tenant's Liability. Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom or for damage to the goods, wares, merchandise, equipment and vehicles or other property of Tenant, Tenant's employees, invitees, customers, or any person in or about the Premises unless caused by the negligence of Landlord, its employees, agents or contractors; nor, unless caused by it or its contractors, employees or agents negligence, shall Landlord be liable for injury to the person of Tenant, Tenant's employees, agents or contractors and invitees, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause; and whether the said damage or injury results from conditions arising upon the Premises or upon other portion of the Building or the Park, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Landlord or Tenant. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant, if any, of the Park.

     d. Indemnity. Unless due to the negligence of Landlord, its employees, agents or contractors, Tenant shall indemnify, defend and hold Landlord, its principals, agents, successors and assigns harmless for, from and against any and all claims, losses or damages arising from Tenant's use of the Premises, and the related parking areas and common areas, or from the conduct of Tenant's business or from any activity, work or things which may be permitted or suffered by Tenant in or about the Premises and the Park, and shall further indemnify, defend and hold Landlord harmless for, from and against any and all claims arising from any material breach or material default in the performance of any obligation on Tenant's part to be performed under the provisions of this Lease or arising from any act, omission or negligence of Tenant or any of its agents, contractors, employees, or invitees and from any and all reasonable costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim or action or proceeding brought thereon, including any appeal therefrom. Tenant hereby assumes all risk or damage to property or injury to persons in or about the Premises, and Tenant hereby waives all claims in respect thereof against Landlord, except where said damage or injury arises out of the negligence of Landlord, its agents or contractors. The foregoing indemnity shall survive the expiration or earlier termination of this Lease, up to the extent of the applicable statute of limitation.

     Landlord shall indemnify, defend and hold Tenant, its principals, agents, successors and assigns harmless for, from and against any and all claims, losses or damages arising from Landlord's negligence, and shall defend and hold Tenant harmless for, from and against any and all claims arising from any material breach or material default in the performance of any obligation on Landlord's part to be performed under the provisions of this Lease or arising from any act, omission or negligence of Landlord or any of its agents, contractors, or employees and from any and all reasonable costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim or action or proceeding brought thereon, including any appeal therefrom. The foregoing indemnity shall survive the expiration or earlier termination of this Lease, up to the extent of any applicable statute of limitations.

     e. HVAC And Other Systems. Tenant shall repair, replace and maintain the HVAC and all other systems serving the Premises, at its own cost and expense.

     f. Personal Property Taxes: Tenant shall pay all personal property taxes assessed against; (i) the Tenant Improvements installed by Tenant and (ii) Tenant's trade fixtures and personal property, whether said taxes are assessed separately and billed to Tenant directly, or are billed to Landlord as part of Landlord's taxes for the Park.

10. CASUALTY DAMAGE

       a. Casualty Damage. If fire or other casualty cause damage to the Premises in an amount exceeding thirty percent (30%) of the full construction-replacement cost of the Premises, Landlord may elect to terminate this Lease as of the date of the damage by notice in writing to Tenant. In the event that the damage to the Premises is less than thirty percent of the full construction-replacement cost of the Premises, or if more than thirty percent, but Landlord elects not to terminate the Lease, Landlord shall promptly repair the damage and restore the Landlord's Improvements to their former condition as soon as practicable. Tenant's Improvements , trade fixtures, personal property and any alterations to the Premises made by Tenant shall be replaced by Tenant at Tenant's expense. In the event of such casualty, Tenant shall not be entitled to any abatement of rent; instead, Tenant shall look to Tenant's Business Interruption Insurance. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the whole or part of the Premises or the Park, or any inconvenience or annoyance occasioned by such damage or reconstruction. Notwithstanding the foregoing, within fifteen (15) business days of fire or casualty, Landlord shall provide to Tenant in writing a reasonable estimate of the time required to repair the damage and restore the Landlord's Improvements to their former condition. If such estimate exceeds one hundred fifty (150) days, Tenant may terminate this lease by written notice to Landlord to be given within fifteen business (15) days of receipt of Landlord's estimate, after which Tenant's right to terminate shall lapse. The termination shall be effective as of the date that Landlord receives the notice.

       b. Insurance. Landlord shall be responsible for insuring the Building at full replacement cost with a standard inflation guard endorsement and at its election with all perils, earthquake and such other endorsements and coverages as are customary and reasonable, and Tenant shall be responsible for insuring its systems, its construction, all Tenant Improvements installed by Tenant and its personal property and trade fixtures located on the Premises. If any activity by Tenant on the Premises causes Landlord's fire insurance rate to increase, Tenant shall pay the amount of such increase promptly following written demand from Landlord. Landlord shall carry commercial liability insurance, with limits of not less than One Million Dollars ($1,000,000) for injury to one person in one occurrence, Two Million Dollars ($2,000,000) for injuries to more than one person in one occurrence, and Five Hundred Thousand Dollars ($500,000) for property damage.

       c. Subrogation. Neither party shall be liable to the other for any loss or damage to the Premises or either party's personal property or to any person caused by any of the risks covered by an all risks of direct physical loss or damage insurance policy or commercial general liability policy and there shall be no subrogated claim by one party's insurance carrier against the other party arising out of any such loss.

11. CONDEMNATION. If a condemning authority takes the entire Premises, or a portion thereof which is sufficient to render the remainder unsuitable for Tenant's use in Tenant's reasonable discretion, then Tenant may elect to terminate this Lease effective on the date that title passes to the condemning authority. Otherwise, Landlord shall proceed as soon as practicable to restore the remaining Premises to a condition comparable to that existing at the time of the taking. Rent shall be abated during the period of restoration to the extent the Premises are reasonably usable by Tenant, and rent shall be reduced for the remainder of the term in an amount equal to the reduction in rental value of the Premises caused by the taking. For purposes of this Section only, a voluntary sale or conveyance under threat and in lieu of condemnation, shall be deemed a taking by eminent domain. Any condemnation proceeds shall belong solely to the Landlord, except that Tenant shall be entitled to any separate award for loss of or damage to Tenant, including damage to Tenant's trade fixtures, removable personal property and unamortized tenant improvements that have been paid for by Tenant. For that purpose, the cost of such improvements shall be amortized over the original term of this Lease excluding any options. Nothing herein shall be deemed to preclude Tenant from seeking or obtaining, nor shall it give Landlord an interest in, any award to Tenant for damage for cessation or interruption of Tenant's business; provided however that no claim of Tenant shall be in derogation of Landlord's award.

12. ASSIGNMENT AND SUBLETTING. Tenant shall not transfer, alienate, hypothecate or assign (collectively "assign") or sublease its interest under this Lease without first obtaining Landlord's consent in writing, which consent shall not be unreasonably withheld, delayed or conditioned. No consent in one instance shall prevent this provision from applying to each subsequent instance. This provision shall apply to all transfers by operation of law including, but not limited to, mergers and changes in control of Tenant. No assignment shall relieve Tenant of its obligation to make payments or perform other obligations required by this Lease. If Tenant assigns this Lease for an amount in excess of the rent called for by this Lease, fifty percent (50%) of such excess, excluding all reasonable expenses incurred by Tenant and approved by Landlord, shall be paid to Landlord promptly as it is received by Tenant. Any assignment or sublet in violation of this Section shall be null and void. Notwithstanding the foregoing, Tenant may assign its interest in the Lease and the Premises, or sublease all or a portion of the Premises, to any wholly-owned affiliate or subsidiary of INTEL CORPORATION, or to CONVERA, without Landlord's consent; provided that CONVERA or such other wholly-owned affiliate or subsidiary of INTEL CORPORATION, as the case may be, executes an Assignment and Assumption Agreement in the form attached hereto as Exhibit F, and that the Lease is not in default as of the date of such assignment. In the event that Tenant elects to assign the Lease to CONVERA, prior to such assignment, and as a condition thereof, Tenant and CONVERA shall submit CONVERA's financial statement and balance sheet to Landlord for approval, along with any other financial information reasonably requested by Landlord. In the event of an assignment by INTEL CORPORATION to CONVERA, as of the date of such assignment to CONVERA, INTEL CORPORATION shall be relieved from any future obligation on the Lease, unless and until CONVERA assigns the Lease back to INTEL CORPORATION, as allowed by Section 1.c above; in which case INTEL CORPORATION shall assume and agree to pay all of Tenant's obligations under the Lease, and as shall execute and deliver to Landlord an Assignment and Assumption in the form of Exhibit F. In the event of any other assignment or sublease by INTEL CORPORATION to any other party other than CONVERA, INTEL CORPORATION shall not be relieved of liability hereunder.

13. DEFAULT

       Any of the following shall constitute a default by Tenant under this
Lease:

       a. Tenant's failure to pay rent or any other charge under this Lease when due; provided however that Landlord shall first notify Tenant in writing of such failure and allow Tenant ten (10) business days after such notice to make payment; but further provided that Landlord shall have no obligation to give Tenant such notice and time to cure more than two (2) times in a twelve (12) month period.

       b. Failure to comply with any other terms or condition of this Lease, other than payment of rent or any other charge, within thirty (30) days following written notice from Landlord specifying the noncompliance. If such noncompliance cannot be cured within the thirty (30) day period, this provision shall be satisfied if Tenant commences correction within such period and thereafter proceeds in good faith and with reasonable diligence to effect compliance as soon as possible.

        c. Insolvency of Tenant; an assignment by Tenant for the benefit of creditors; the filing by Tenant of a voluntary petition in bankruptcy; an adjudication that Tenant is bankrupt or the appointment of a receiver of the properties of Tenant; the filing of any involuntary petition of bankruptcy and failure of Tenant to secure a dismissal of the petition within 30 days after filing; attachment of or the levying of execution on the leasehold interest and failure of Tenant to secure discharge of the attachment or release of the levy of execution within 10 days shall constitute a default. If Tenant consists of two or more individuals or business entities, the events of default specified in this Section shall apply to each individual unless, within 10 days after an event of default occurs, the remaining individuals produce evidence satisfactory to Landlord that they have unconditionally acquired the interest of the one causing the default. If the Lease has been assigned, the events of default so specified shall apply only with respect to the one then exercising the rights of Tenant under the lease.

       d. Subject to written notice from Landlord, failure of Tenant, for seven
(7) consecutive days or more, to occupy the Premises for one or more of the purposes permitted under this lease, but only in the event that Tenant is also in monetary or other default under this Lease, unless such failure is excused under other provisions of this lease.


14. REMEDIES ON DEFAULT.

       a. Termination. In the event of a default, as specified in Section 13 above, the Lease may be terminated at the option of Landlord by written notice to Tenant. Whether or not the Lease is terminated by the election of Landlord or otherwise, Landlord shall be entitled to recover reasonable damages from Tenant for the default. If the Lease is terminated, Landlord may reenter, take possession of the premises, and remove any persons or property by legal action with the use of reasonable force and without liability for damages and without having accepted a surrender.

       b. Reletting. Following reentry or abandonment, Landlord may relet the Premises and in that connection may make any suitable alterations or refurbish the Premises, or both, or change the character or use of the Premises, but Landlord shall not be required to relet for any use or purpose other than that specified in the Lease, or which Landlord may reasonably consider injurious to the Premises, or to any tenant that Landlord may reasonably consider objectionable. Landlord may relet all or part of the Premises, for a term longer or shorter than the term of this Lease, upon any reasonable terms and conditions, including the granting of some rent-free occupancy or other rent concession.

       c. Damages. In the event of termination or retaking of possession following default, Landlord shall be entitled to recover immediately, without waiting until the due date of any future rent or until the date fixed for expiration of the Lease Term, the following amounts as damages:

       i. The loss of rent and other charges payable by Tenant from the date of default until a new tenant is, or with the exercise of reasonable efforts could have been, secured and paying out;
       ii. The reasonable costs of reentry and reletting, including without limitation the cost of any cleanup, refurbishing, removal of Tenant's property and fixtures, or any other expense occasioned by Tenant's default, including but not limited to, any remodeling or repair costs, recovery of free rent or any other monetary concessions made to a replacement tenant, attorney fees, court costs, broker commissions, and advertising costs; and
       iii. Any excess of the value of the rent and all of Tenant's other obligations under this Lease over the reasonable expected rent and other charges from the Premises for the period commencing on the earlier of the date of trial or the date the Premises are relet (or with the exercise of reasonable efforts could be relet), and continuing through the end of the Lease Term. The present value of future amounts will be computed using a discount rate equal to the prime loan rate of Landlord's bank in effect on the date of trial. For the purposes of this subsection c, Landlord shall have met the standard of "reasonable efforts to relet or secure a new tenant" if Landlord has listed the Premises with a licensed real estate broker in the Hillsboro, Oregon area who has made commercially reasonable efforts to find a new tenant for the Premises.

       d. Right to Sue More than Once. Landlord may sue periodically to recover damages during the period corresponding to the remainder of the Lease Term, and no action for damages shall bar a later actionfor damages subsequently accruing.

       e. Landlord's Right to Cure Defaults. If Tenant fails to perform any obligation under this Lease, or shall fail to commence to perform said obligation within thirty (30) days after written notice to Tenant by Landlord, then Landlord shall have the option to do so, except in the case of an emergency, in which case Landlord may cure immediately, without notice to Tenant. All of Landlord's expenditures to correct the default shall be reimbursed by Tenant on demand with interest at the rate of twelve percent (12%) per annum from the date of expenditure by Landlord, or the highest amount allowed by law if less than 12%. Such action by Landlord shall not waive any other remedies available to Landlord because of the default.

       f. Remedies Cumulative. The foregoing remedies shall be in addition to and shall not exclude any other remedy available to Landlord under applicable law. A receipt by Landlord of rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach.

15. SURRENDER ON TERMINATION; HOLDOVER. On expiration or early termination of this Lease, Tenant shall deliver all keys to Landlord, have final utility readings made on the date of move out, and surrender the Premises clean and free of debris inside and out, with all mechanical, electrical, and plumbing systems in good operating condition, reasonable wear and tear excepted, all signage removed and defacement corrected and all repairs called for under this Lease completed. Subject to the provisions of Section 5 hereof, the Premises shall be delivered in the same condition as at the commencement of the Lease Term, subject only to (1) depreciation and wear and tear from ordinary use; (2) damage by fire, explosion or other casualty; (3) repairs and restoration for which Tenant is not responsible hereunder; (4) Tenant's improvements, alterations and renovations to the Premises, unless Landlord has required that any such improvements, alterations or renovations be removed in accordance with the provisions of this Lease; and (5) Tenant's removal of its trade fixtures and affixed personal property as listed on Exhibit I, as amended from time to time. Tenant shall remove all of its furnishings and trade fixtures that remain Tenant's property and restore all damage resulting from such removal. Failure to remove shall be an abandonment of the property, and Landlord may dispose of it in any manner without liability. If Tenant remains in the Premises after the Lease expiration date, such continuance in possession by Tenant shall be deemed to be month-to-month tenancy at the sufferance of Landlord, terminable upon thirty (30) days' notice at any time by either Tenant or Landlord. All provisions of this Lease, except those pertaining to term and rent, will apply to the month-to-month tenancy. Tenant will pay Base Rent in the amount equal to 125% of the Base Rent for the last full calendar month during the Lease Term. Notwithstanding the foregoing, Tenant shall be allowed to holdover at the then current Monthly Base Rent for up to four (4) months immediately following the Lease Term as may be extended by providing Landlord with one hundred eighty
(180)days advance written notice. All obligations of Tenant and Landlord hereunder not fully performed as of the termination of the Lease Term shall survive such termination, including without limitation, indemnity obligations, payment obligations with respect to operating expenses, taxes and insurance and obligations concerning the repair and condition of the Premises.

16. LANDLORD'S REPAIRS. Within ten (10) business days after written notice from Tenant, Landlord shall immediately proceed to repair structural as well as non-structural problems occurring in the roof, exterior walls, building structure and foundations, and subject to section 7 of this Lease, Landlord may include the costs of certain repairs in the operating expenses of the Park which are passed through to Tenant. Tenant shall repair and pay for any damage to such items to be maintained by Landlord caused by any act, omission or negligence of Tenant, or Tenant's employees, agents, licenses or invitees, or caused by Tenant's default hereunder. The Term "walls" as used herein shall not include windows, glass or plate glass, doors, special storefronts or office entries. Tenant shall promptly give Landlord written notice of defect or need for repairs, after which Landlord shall within thirty (30) days repair same or cure such defect, or if repair or cure can not be accomplished within 30 days, diligently commence such cure within said 30 day period. In no event will Landlord be responsible for paying incidental or consequential damages resulting from Landlord's failure to cure such defects. Notwithstanding the above, in the event of an emergency to which Landlord has not immediately responded after notice from Tenant, or where Landlord has not commenced a repair within thirty
(30) days notice from Tenant, Tenant may commence such repair without notice to Landlord. In such case, all of Tenant's reasonable expenditures shall be reimbursed by Landlord on demand with interest at the rate of twelve percent (12%) per annum from the date of expenditure by Tenant, or the highest amount allowed by law if less than 12%. Subject to Landlord's right to charge back expenses to Tenant in accordance with Section 7 above, Landlord shall maintain the common areas of the Park, including landscaping, snow removal, parking lot, etc.

17. LATE CHARGES. Landlord may impose a late charge for rent or other charges due from Tenant which are not paid when due as set out below; provided however, that Landlord shall first notify Tenant in writing of Landlord's intention to impose such late charge and allow Tenant ten (10) business days after such notice to make payments; but further provided that Landlord shall have no obligation to give Tenant such notice and time to cure more than two (2) times in a twelve-month period, and such notice may be given in the same notice that Landlord is required to give Tenant in accordance with Section 13 (a) above. Except as set out in the foregoing sentence, a late charge shall accrue on the sixth business day following the due date. The late charge shall be equal to One Hundred Dollars ($100.00) per day until the amount due is paid in full. The collection of a late charge from Tenant by Landlord shall not waive any other remedies available to Landlord on account of Tenant's default. Tenant shall be entitled to collect a late charge from Landlord in accordance with the terms of this section in the event that Landlord fails to timely pay any amount due to Tenant in accordance with section 7 (d), above, Reconciliations or fails to reimburse Tenant in accordance with Section 16 .

18. SUBORDINATION. This Lease may, at Landlord's option, be made subordinate to any ground lease, mortgage, or deed of trust which may hereafter affect the Premises or the Park; provided however, that in the event of a termination of any such ground lease or upon the foreclosure of any such mortgage or deed of trust, so long as Tenant is not in default or is diligently proceeding to cure default, Tenant's rights under this Lease shall continue and Tenant's quiet enjoyment of the Premises shall not be disturbed. Tenant or Tenant's successors in interest will execute and deliver any reasonable and customary documents required to effectuate such subordination to any ground lease, mortgage, or deed of trust in the form reasonably required by Landlord or its lender or in the forms attached hereto as Exhibit J, within fifteen (15) business days of receipt of such documents from Landlord.

19. ESTOPPEL CERTIFICATE

       a. Tenant shall, at any time upon not less than fifteen (15) business days' prior written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying that the Lease is in full force and effect (or, certifying that this Lease, as so modified, is in full force and effect), the amount of rent and other charges due, and the date to which the rent and other charges are paid in advance, if any, and acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of the Landlord hereunder, or specifying such defaults, if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or party making a loan to Landlord.

       b. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as may be represented by Landlord, that there are no uncured defaults in Landlord's performance, and that not more than one month's Base Rent has been paid in advance.

20. MODIFICATIONS TO PREMISES. If Tenant wants to make any modifications to the Premises, Tenant shall, at Tenant's sole cost and expense, construct the improvements on the Premises, all of which are subject to Section 5 above and the tenant improvement allowance in the Addendum.

21. HAZARDOUS SUBSTANCES. Tenant shall not, and shall not cause any party under Tenant's control or invited on the Premises or the Park by Tenant, to construct, use, deposit, store, dispose, place or locate on or about the Premises any hazardous substances (as later defined) without the prior written consent of Landlord, which shall not be unreasonably withheld as long as Tenant demonstrates to Landlord's reasonable satisfaction that (a) the nature and quality of any hazardous substances are necessary, useful, and appropriate to Tenant's business conducted at the Premises: (b) the hazardous substances will be used, kept and stored with the highest degree of care and in a manner that complies with all governmental laws, ordinances, regulations, orders and policies regulating any such hazardous material so brought upon or used or kept in or about the Premises, (c) such hazardous substances are disposed of off the Premises and the Park, in a disposal site licensed or designated for such hazardous substances, with the utmost care and caution and in a manner consistent with applicable governmental laws, ordinances, regulations, orders and policies; (d) Tenant pays, as additional rent, any increase in the premiums charged Landlord for insurance coverage by reason of Tenant's' storage, placement, location, or use of hazardous substances or any premiums for additional insurance coverages deemed appropriate by Landlord because of the presence of such hazardous substances; and (e) Tenant procures any insurance coverages reasonably demanded by Landlord. Tenant shall indemnify, defend, and hold Landlord, its principals, agents, successors and assigns, harmless for, from and against, any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Premises, damages for the loss or restrictions on use of rentable or usable space or of any amenity of the Premises, damages arising from any adverse impact on marketing of space, and sums paid in settlement of claims, attorneys' fees, consultant fees, and expert fees) which arise during or after the Lease Term as a result of contamination by hazardous substances as a result of Tenant's use or activities, or of Tenant's agents or contractors. This indemnification of Landlord by Tenant includes, without limitation, reasonable costs incurred in connection with any investigation of the site conditions or any cleanup, remediation, removal, or restoration work required by any federal, state, or local governmental agency or political subdivision because of hazardous substances present in the soil or ground water on or under the Premises as a result of the actions of Tenant or any other party under its control or invited on the Premises or the Park by Tenant . Without limiting the foregoing, if the presence of any hazardous substances on the Premises caused or permitted by Tenant or its agents or contractors results in any contamination of the Premises, Tenant shall promptly take all actions, at its sole expense, as are necessary to return the Premises to the condition existing prior to the release of any such hazardous substance to the Premises, provided that Landlord's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such action would not potentially have any material adverse long-term or short-term effect on the Premises. The term "hazardous substances" shall include (a) any chemical, material, element, compound, solution, mixture, substance, or other matter of any kind whatsoever which is a "hazardous substance", "hazardous material", "toxic substance" or "solid waste" as defined in CERCLA, as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Resource Conservation and Recovery Act ("RCRA") and the Hazardous Materials Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto); and such other substances which are or become regulated or classified as hazardous or toxic under applicable local, state or federal laws or regulations, and (b) asbestos or materials containing asbestos, petroleum products, or such other substances, materials, and wastes that are or become regulated under the applicable local, state, or federal laws or regulations from time to time. Landlord shall indemnify and hold harmless Tenant, its principals, agents, successors and assigns, harmless for, from and against, any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, attorneys' fees, consultant fees, and expert fees) which arise during or after the Lease Term as a result of contamination of the Premises or Park by hazardous substances which existed at or under the Park prior to the effective date of the Lease and from the activities of Landlord or its employees or agents at the Park. The foregoing indemnities shall survive the expiration or earlier termination of this lease, up to the extent of the applicable statute of limitation.

22.  RELOCATION.  INTENTIONALLY DELETED

23. BROKERAGE FEES. Landlord agrees to pay a real estate fee to Melvin Mark Brokerage Company, which fee shall be shared with Grubb and Ellis. Landlord agrees to indemnify and hold Tenant free and harmless from and against all claims for brokerage commissions or fees and/or finder's fees by any person or entity claiming to have been retained by Landlord in connection with this transaction. Tenant agrees to indemnify and hold Landlord free and harmless from and against all claims for brokerage commissions or fees and/or finder's fees from any person or entity claiming to have been retained by Tenant in connection with this transaction, or to be the procuring cause of this transaction, other than the real estate fee which Landlord has agreed to pay hereunder to the parties named in this section.

24. GENERAL PROVISIONS

       a. Waiver by either party of strict performance of any provision or this Lease shall not be a waiver nor prejudice the party's right otherwise to require performance of the same provision or any other provisions.

       b. Landlord shall have the right to enter upon the Premises, upon reasonable notice, during normal business hours, except in the case of an emergency when no notice shall be required, to determine Tenant's compliance with this Lease, to make necessary repairs to the Building or the Premises, or during the last six (6) months of the Lease Term if Tenant has not extended the term, to show the Premises to any prospective tenant or purchasers. Landlord may place and maintain upon the Premises notices for leasing or sale of the Premises.

       c. If this Lease commences or terminates at a time other than the beginning or end of one of the specified rental periods, then the rent and other charges to be paid by Tenant as required by this Lease shall be prorated as of such date.

       d. Landlord warrants that, so long as Tenant complies with all terms of this Lease, it shall be entitled to peaceable and undisturbed possession of the Premises, free from any eviction or disturbance by Landlord or persons claiming through Landlord or its successors or assigns.

       e. The term "Landlord" as used herein shall mean only the owner of the fee title to the Park. In the event of any transfer of such title or interest, Landlord herein named (and in case of any subsequent transfers, the then Landlord) shall be relieved from and after the date of such transfer of all liability as respects Landlord's obligations thereafter to be performed; provided that any funds in the hands of Landlord, or the then Landlord at the time of such transfer, in which Tenant has an interest, shall be delivered to the succeeding Landlord. Tenant shall attorn to any party who succeeds to Landlord's interest and in return such successor shall not disturb Tenant's possession of the Premises. If Landlord neglects or fails to perform its obligations under this Lease within thirty (30) days after written notice of default (or if more than thirty (30) days shall be required because of the nature of the default, if Landlord fails to proceed diligently to cure such default after written notice thereof), then Landlord shall be liable to Tenant for damages sustained by Tenant as a result of Landlord's breach and Tenant may cure such default by Landlord on behalf of, and at the sole expense of, Landlord, and Landlord shall reimburse Tenant for its costs and expenses in connection therewith including interest at the rate of twelve percent (12%) per annum from the date of expenditure by Tenant, or the highest amount allowed by law if less than 12%, within thirty (30) days after Tenant's delivery to Landlord of an invoice therefor; provided, however, that any money judgment resulting from any such default or other claim arising under this Lease shall be satisfied only out of the assets of the Park or the rents, issues, profits and other income received from the operation of the Park, and no other real, personal or mixed property of Landlord, (the term "Landlord" for purposes of this paragraph only shall mean any and all members, if any, which comprise Landlord). Tenant will not institute any further action, suit, claim or demand, in law or in equity, against Landlord for or on the account of such deficiency. Tenant hereby waives, to the extent waivable under law, any right to satisfy said money judgment against Landlord except from the aforementioned assets.

       f. If the Premises or any part thereof are at any time subject to a first mortgage or a first deed of trust and this Lease or the rentals due from Tenant hereunder are assigned to such mortgagee, trustee or beneficiary (called "Assignee" for purposes of this Section only) and Tenant is given written notice thereof, including the post office address of such Assignee, then Tenant shall give written notice of any default by Landlord to such Assignee by Certified or Registered mail, with a copy to Landlord, specifying the default in reasonable detail, and affording such Assignee an additional thirty (30) days following Assignee's receipt of such notice of default to make performance for and on behalf of Landlord; provided that if such default cannot reasonably be cured within such additional 30-day period, then such mortgagee or beneficiary shall have such additional time to cure the default as is reasonably necessary under the circumstances; but further provided that Tenant shall not be required to allow said additional time to cure in the case of an emergency. If and when the said Assignee has made performance on behalf of Landlord, such default shall be deemed cured.

       g. Notices between the parties relating to this Lease shall be in writing, effective when delivered, or if mailed, effective on the third day following mailing, postage prepaid, certified mail, return receipt requested, to the address for the party stated in this Lease or to such other address as either party may specify by notice to the other. Rent shall be payable to Landlord at the same address.

                  If to Landlord:           Bengreen  LLC
                                            c/o Rembold Properties LLC
                                            1022 SW Salmon, Ste. 450
                                            Portland, Oregon 97205
                                            Fax (503) 222-4053


                  If to Tenant:             Intel Corporation
                     Attn: Lease Administration, M/S OC2-151
                                            4500 South Dobson Road
                                            Chandler, Arizona 85248

       h. Time is of the essence with respect to the performance of each and every provision of this Lease.

       i.This Lease shall be governed by the laws of the State of Oregon. Any action or suit on this Lease shall be brought in Washington County, Oregon.

       j. If a suit, action or other proceeding of any nature whatsoever (including any proceeding under the U.S. Bankruptcy Code) is instituted in connection with any controversy arising out of this Lease or to interpret or enforce any rights hereunder, the prevailing party shall be entitled to recover its attorney's fees, costs and expenses actually incurred and reasonably necessary in connection therewith, as determined by the court at trial or on any appeal or review, or for collection of any judgment obtained, in addition to all other amounts provided by law.

       k. In the event Tenant renews or extends this lease, Tenant shall not be responsible for paying any outside brokerage or consulting fees for the extension period.

       l. Landlord shall receive all rents and payments hereunder that Tenant is required to make to Landlord free from any charges, assessments, impositions, expenses, deductions and offsets.

       m. There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supercedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understanding, if any, between Landlord and Tenant.

       n. If there be more than one Tenant, the obligations imposed hereunder upon Tenant shall be joint and several.

       o. Submission of this Lease for examination and signature by Tenant does not constitute a reservation or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

       p. Except as to the restrictions and prohibitions set out in Section 12, this Lease and the terms, covenants, agreements and conditions herein contained, shall apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

       q. If any provisions of this Lease shall be determined to be illegal or unenforceable, such determination shall not affect any other provision of this Lease and all other provisions shall remain in full force and effect.

       r. Any consent required of either party to this Lease must be in writing. Neither Landlord or Tenant shall be deemed to have waived any rights under this Lease unless such waiver shall be in writing, signed by the party waiving such rights.

       s. If Tenant is a corporation or limited liability company or partnership, the persons executing this Lease covenant and warrant to Landlord that (i) Tenant is in good standing and qualified to do business in the State of Oregon; and (ii) this Lease has been authorized by the appropriate parties pursuant to binding resolution or consent.

       t. The occurrence of any of the following events shall excuse such obligations of Landlord or Tenant as are thereby rendered impossible or reasonably impracticable for so long as such event continues: strikes, lockouts; labor disputes; unavailability of materials, acts of God; governmental regulations, restrictions, or controls; and other causes beyond the reasonable control of the party obligated to perform. Notwithstanding the foregoing, the occurrence of such events shall not excuse Tenant's obligations to pay Base Rent or other charges under this Lease.

       u. Tenant shall, at all times during the Lease Term and any extension thereof, comply with the Rules and Regulations set out in Exhibit H and such other reasonable rules and regulations at any time and from time to time established by Landlord covering use of the Premises and the Park. In the event of any conflict between said rules and regulations and other provisions of the Lease, the other terms and provisions of the Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Park.

       v. Where Landlord's consent or approval is required under this Lease, such consent or approval shall not be unreasonably withheld, delayed or conditioned.

       w. All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. In the event of any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

         IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first written above.

Landlord:                                                     Tenant:

BENGREEN, LLC                                        INTEL CORPORATION

By:______________________                   By:________________________


Title_____________________                  Title________________________

Date:_____________________                  Date:________________________

                                ADDENDUM TO LEASE

                                 BY AND BETWEEN
                                 BENGREEN, L.L.C
                                       AND
                                INTEL CORPORATION


Parking

Landlord shall maintain a parking ratio at the Park of four (4) parking spaces per 1000 square feet of office space in Phase II of the Park, which consists of Buildings C and D, during the entire Lease Term. The parking spaces shown on Exhibit A shall be marked as "Visitor Spaces" for Tenant.

Tenant Improvements:

Tenant shall construct the tenant improvements which are listed on Exhibit "D" and such other improvements agreed to by Landlord and Tenant in accordance with
Section 5(b) of the Lease ("Tenant's Improvements") Landlord shall provide Tenant with a Tenant Improvement Allowance in the amount of $1,180,650.00, to be applied towards HVAC, lighting, electrical systems, space plans, working drawings, engineering costs, permit fees, utility hook-up fees and other related tenant improvements. Landlord shall pay the entire Tenant Improvement Allowance to Tenant upon the occurrence of the following: Tenant has received a final certificate of occupancy for the Premises, has obtained final lien waivers from all contractors providing work and/or materials to the Premises and provided copies to Landlord, and has taken possession of the Premises and is paying rent. As to all Tenant Improvements installed by Tenant which Landlord has a right to require Tenant to remove in accordance with the provisions of Section 5 (b) and
Exhibit I, as amended from time to time, Landlord shall give Tenant notice, no later than ninety (90) days prior to the termination or expiration date of this Lease, of which of those Tenant Improvements listed on Exhibit I. Landlord will require Tenant to remove or restore, in order to allow Tenant time prior to the end of such term to remove the Tenant Improvements as required by Landlord.

Contractors:

All Tenant improvement work, as well as any subsequent major work in the Premises shall be performed by Landlord's contractor or other contractor selected by Tenant and acceptable to the Landlord, such consent shall not be unreasonably withheld or delayed. In no event shall Tenant be obligated to use Landlord's contractor if his costs are greater than the lowest bid received by Tenant. Landlord approves Baugh Construction as contractor for the Tenant Improvements.

Option to Renew:

Provided no default under any of the provisions or covenants of this Lease has occurred and is continuing, Tenant shall be afforded the opportunity of extending the term of this Lease for three (3) periods of three (3) additional years each (an "Option Term") by giving written notice (the "Exercise Notice") of its intent to extend the term of this Lease no less than one hundred eighty
(180) days prior to the expiration of the initial Lease Term, or the Option Term, as the case may be. The exercise of the option in accordance with the provisions of this Section shall be effective to make the Option Term binding upon Landlord and Tenant, with the exception of the determination of the Monthly Base Rent, which shall be made in accordance with this Section. If an option is duly exercised, the term of this Lease shall be automatically extended upon all of the same terms, conditions and covenants as are set forth in this Lease with the exception of Monthly Base Rent for the Premises, which shall be, for each Option Term, ninety-five percent (95%) of the Fair Market Rent for the Premises at the time the option is exercised (as determined below) and there shall be no further options to extend or renew this Lease, except as specifically provided herein. Should Tenant fail to exercise any of its options as provided herein, the entire option privilege shall be extinguished and the term of this Lease shall end upon the expiration of the initial Lease Term, or the current Option Term, as the case may be. If default has occurred under this Lease which has not been cured on the date Tenant exercises an option, such exercise shall be null and void and of no force and effect. If Tenant is in default of this Lease beyond any applicable cure period and is not diligently proceeding to cure such default on the date an Option Term commences, Landlord may, in its sole discretion, terminate this Lease by delivery of a written termination notice to Tenant.

"Fair Market Rent" for the Premises shall be determined as follows:

"Fair Market Rent" shall mean the minimum rent being charged for comparable space in the Hillsboro, Oregon, area with similar amenities and fixtures taking into account the size of the Premises and Tenant's financial strength but excluding any specialized improvements, alterations and fixtures that are related solely to Tenant's use and making an adjustment to reflect that no tenant improvement allowances, broker's commissions, free rent or other incentives will be paid to Tenant. Fair Market Rent as of the date of an Option Term shall be determined by Landlord with written notice (the "Notice") given to Tenant not later than thirty (30) days after receipt of the Exercise Notice, subject to Tenant's right to arbitration as hereinafter provided. If Tenant disputes the amount claimed by Landlord as Fair Market Rent, Tenant and Landlord shall use their best efforts to come to agreement on the Fair Market Rent. If Landlord and Tenant cannot agree on the Fair Market Rent, Tenant may require that Landlord submit the dispute to arbitration. Failure on the part of Tenant to demand arbitration within thirty (30) days after receipt of the Notice from Landlord shall bind Tenant to the Fair Market Rent determined by Landlord. The arbitration shall be conducted and determined in Portland, Oregon in accordance with the then prevailing rules of the Arbitration Services of Portland or its successor for arbitration of real estate valuation disputes, except that the procedures mandated by such rules shall be modified as follows:

         (1) Tenant shall make demand for arbitration in writing within thirty
(30) days after receipt of the Notice, specifying the name and address of the person to act as arbitrator on Tenant's behalf. The arbitrator shall be a real estate broker with at least ten (10) years full-time experience who is familiar with the Fair Market Rent of space similar to the Premises in the Hillsboro, Oregon, metropolitan area. Within ten (10) business days after the service of Tenant's demand for arbitration, Landlord shall give notice to Tenant specifying the name and address of the person designated by Landlord to act as arbitrator on Landlord's behalf, which person shall be similarly qualified. If Landlord fails to notify Tenant of the appointment of Landlord's arbitrator within the time specified, then the arbitrator appointed by Tenant shall be the arbitrator to determine the Fair Market Rent for the Premises.

         (2) If two arbitrators are chosen, the arbitrators so chosen shall meet within ten (10) days after the second arbitrator is appointed and shall appoint a neutral arbitrator who shall be a competent and impartial person with qualifications similar to those required of the first two arbitrators. If they are unable to agree upon such appointment within five (5) days, the neutral arbitrator shall be selected by the presiding judge of the Washington County Circuit Court.

         (3) The Fair Market Rent shall be agreed by the three arbitrators. If the arbitrators cannot come to agreement, then the three arbitrators shall determine the Fair Market Rent in accordance with the following procedures: Each party appointed arbitrator shall state, in writing, such arbitrator's determination of the Fair Market Rent supported by the reasons therefor and shall make counterpart copies for the other party appointed arbitrator and the neutral arbitrator. The party appointed arbitrators shall arrange for a simultaneous exchange of their proposed Fair Market Rent determinations. The role of the neutral arbitrator shall be to select whichever of the two proposed determinations of Fair Market Rent most closely approximates the neutral arbitrator's own determination of Fair Market Rent. The neutral arbitrator shall have no right to propose a middle ground or any modification of either of the two proposed determinations of Fair Market Rent. The determination of Fair Market Rent the neutral arbitrator chooses as that most closely approximating the neutral arbitrator's determination of the Fair Market Rent shall constitute the decision of the arbitrators and shall be final and binding upon the parties. The arbitrators shall have no power to modify the provisions of this Lease.

         (4) The neutral arbitrator's decision shall be made not later than thirty (30) days after the submission by the arbitrators of their proposals with respect to the Fair Market Rent. The parties have included these time limits in order to expedite the proceeding, but they are not jurisdictional, and the neutral arbitrator may for good cause allow reasonable extensions or delays, which shall not affect the validity of the decision. Absent fraud, collusion or willful misconduct by the neutral arbitrator, the decision shall be final, and judgment may be entered in any court having jurisdiction thereof.

         (5) Each party shall pay the fees and expenses of its respective arbitrator and both parties shall share the fees and expenses of the neutral arbitrator equally.

         (6) Notwithstanding any rights of Tenant to assign or sublet, the option privilege granted herein shall not be assigned (except to an entity affiliated or controlled by Tenant, or to CONVERA) under any circumstances unless Landlord shall have consented to such assignment in writing, which consent may be withheld by Landlord in its sole discretion.

         (7) Tenant Improvements shall remain in "As Is" condition.

                                    EXHIBIT F

                       ASSIGNMENT AND ASSUMPTION OF LEASE

                                       AND

                              CONSENT TO ASSIGNMENT



         THIS ASSIGNMENT AND ASSUMPTION OF LEASE AND CONSENT TO ASSIGNMENT (this "Assignment") is made and entered into effective as the day of ______________, 2000 by and among Intel Corporation, a Delaware Corporation ("Assignor"), Convera Corporation, a Corporation ("Assignee") and Bengreen, LLC, a LLC ("Landlord").

         FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

         1. Definitions. As used in this Assignment, each of the following terms shall have the indicated meaning:
                  -----------

                  1.1      "Lease" means the Lease Agreement, dated on         ,
between the Landlord and Assignor covering the Premises.

                  1.2      "Premises" means the premises located at ____________
______________________________________.

         2. Assignment and Assumption. Assignor hereby assigns to Assignee all of Assignor's right, title and interest as the Tenant under the Lease. Assignee accepts such assignment and assumes and agrees to be bound by, and to perform all of the terms, covenants and conditions to be performed by the Tenant under the Lease. Such assignment and assumption are subject to all of the provisions of this Assignment and the Lease, and to the conditions set forth in the Consent to Assignment of Landlord.

         3. Indemnification. Assignor shall indemnify, defend and hold harmless Assignee from and against all claims, liabilities, losses, damages, costs and expenses (including, without limitation, attorneys' fees) caused by the failure of Assignor to timely pay or perform any obligation required to be paid or performed by the Tenant under the Lease prior to the date of this Assignment. Assignee shall indemnify, defend and hold harmless Assignor from and against all claims, liabilities, losses, damages, costs and expenses (including, without limitation, attorneys' fees) caused by the failure of Assignee to timely pay or perform any obligation required to be paid or performed by the Tenant under the Lease on or after the date of this Assignment.

         4. Consent and Release of Landlord. Subject to the following conditions, Landlord hereby consents to the assignment of the Lease by Assignor to Assignee and hereby fully releases Assignor of any and all obligations under the Lease on or after the date of this Assignment:

                  4.1 This consent shall not be deemed or construed to modify, amend or affect the provisions of the Lease or the Tenant's obligations under the Lease, which shall continue to apply to the Premises and the occupants of the Premises as if the Assignment had not been made; and

                  4.2 Assignee may not further assign the Lease or sublet the Premises without the prior written consent of Landlord in each instance, except as expressly provided otherwise in the Lease.

                  4.3 The release shall not be effective until Landlord receives a security deposit in the amount of four month's rent at the then prevailing Base Monthly Rent amount.

        5. General Provisions. This Assignment shall inure to the benefit of, and be binding on, the parties and their respective successors and permitted assigns. This Assignment shall be governed by, and construed and interpreted in accordance with, the laws (excluding the choice of laws, rules) of the State of Oregon. This Assignment may be executed in any number of duplicate originals or counterparts, each of which when so executed shall constitute in the aggregate but one and the same document.

        6. Convera Obligation to Assign to Intel. In consideration of this Assignment, Assignee hereby agrees that it will assign the Lease back to Assignor in accordance with Section 1.c and 12 of the Lease in the event that Assignee elects not to exercise its right to extend the Lease in accordance with
Section 1.c, and Assignor has notified Assignee and Landlord that it wishes to assume the Lease in accordance with the terms of Section 1.c and Section 12.

        7. Notice. As of the date of this Assignment, the address for notice to Tenant shall be as follows:


                                            Mr. Martin Nowakowski
                                            Convera Corporation
                                            1921 Gallows Road Suite 200
                                            Vienna, Virginia 22182
                                            FAX: 703 761 3700

         ASSIGNOR, ASSIGNEE and LANDLORD have executed this Assignment on the respective dates set forth below, to be effective as of the date first set forth above.

                                    ASSIGNOR:

                                    INTEL CORPORATION

                                    By __________________________
                                    Print or Type Name of Signatory:

                                    Date _____________________________

                                    ASSIGNEE:

                                    Convera Corporation

                                    By ____________________________
                                    Print or Type Name of Signatory:

                                    Date _____________________________

                                    LANDLORD:

                                    BENGREEN, LLC

                                    By ____________________________
                                    Print or Type Name of Signatory:

                                    Date _____________________________